Exhibit 99.1

Contacts:

Media	Eric Johnson	904-357-9134

Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Credit Agreement Amendment Providing

Financial Covenant Relief Through 2021

Jacksonville, Fla. September 30, 2019 –Rayonier Advanced Materials Inc. (the “Company”) today announced that it has reached agreement with lenders under its Senior Secured Credit Agreement and entered into an amendment (the “Amendment”) under which, among other changes, the lenders have agreed to relax the Total Net Senior First Lien Secured Leverage Ratio and Interest Coverage Ratio tests through 2021. The Amendment also increases the interest rate margin on borrowings to be paid to lenders by a maximum of 1.25 percent, subject to operation of a pricing grid which provides for reduced interest rate margins with improved leverage ratios; provides additional collateral for the lenders; and requires the Company to maintain availability under its revolving credit facility in specified amounts that vary to reflect the seasonality of the business. Lenders were paid a customary fee as consideration for their consent to the Amendment.

Under the terms of the Amendment, the Company will also retain up to $50 million in net proceeds from the previously-announced sale of its Matane pulp mill, which remains on track to close in the fourth quarter, with the remainder of the net proceeds to be used to repay a portion of the Company’s secured debt.

“Working collaboratively with our lenders, we reached an Amendment that addresses the current challenging commodity markets, provides enhanced financial flexibility through 2021 and allows us to avoid the potential covenant breach that led to the going concern disclosure in our second quarter financial statements,” said Paul G. Boynton, Chairman, President and Chief Executive Officer. “We believe we now have the runway to manage the business through these challenging economic conditions, enabling us to emerge financially stronger and able to realize the earnings potential of our business.”

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,200 people and generated approximately $2.1 billion of revenues in 2018. More information is available at www.rayonieram.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Certain important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, including those described under: Risk Factors” in Item 1A of such document, and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.